UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 8, 2026
Date of Report (date of earliest event reported)
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SHIFT4 PAYMENTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39313 (Commission File Number)	84-3676340 (I.R.S. Employer Identification Number)
3501 Corporate Pkwy Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)
(888) 276-2108
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	FOUR	The New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, par value $0.0001	FOUR.PRA	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Credit Agreement Amendment
On July 8, 2026 (the “Effective Date”), Shift4 Payments, LLC, a Delaware limited liability company (“Shift4, LLC”), and a direct subsidiary of Shift4 Payments, Inc., a Delaware corporation (the “Company”), and certain other wholly-owned subsidiaries of Shift4, LLC (the “Subsidiary Guarantors”) entered into Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement (the “Amendment”), which amended the Second Amended and Restated First Lien Credit Agreement, dated as of September 5, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Existing Credit Agreement” and, the Existing Credit Agreement, as amended by the Amendment the “Amended Credit Agreement”; capitalized terms used but not defined herein shall have the meanings assigned thereto in the Amended Credit Agreement), by and among Shift4, LLC, the subsidiary guarantors party thereto, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”).
The Amendment amended the Existing Credit Agreement to, among other things, (i) effectuate a $1.0 billion incremental senior secured term loan (the “Amendment No. 4 Incremental Term Loans”) as a fungible increase to, and constituting the same class of loans as, the existing Amendment No. 3 Refinancing Term Loans under the Existing Credit Agreement, (ii) extend the maturity date applicable to the revolving credit facility under the Existing Credit Agreement to July 8, 2031 and (iii) make certain other changes to the Existing Credit Agreement.
The terms of the Amendment No. 4 Incremental Term Loans are substantially identical to the terms applicable to the Amendment No. 3 Refinancing Term Loans under the Existing Credit Agreement. The proceeds of the Amendment No. 4 Incremental Term Loans were or will be used to (i) to pay the fees, premiums, expenses and other transaction costs (including original issue discount and/or upfront fees) payable or otherwise borne by Shift4, LLC and its subsidiaries in connection with the Amendment No. 4 Incremental Term Loans and (ii) for general corporate purposes of Shift4, LLC and its subsidiaries and any other purpose not prohibited by the terms of the Loan Documents.
Except as amended by the Amendment, the terms of the Existing Credit Agreement remain in full force and effect. All other material provisions of the Credit Agreement remain materially unchanged. As of July 8, 2026, after giving effect to the Amendment and the transactions contemplated therein, Shift4, LLC had $1,995,006,250 of outstanding borrowings of Amendment No. 3 Refinancing Term Loans (including Amendment No. 4 Incremental Term Loans) under the Amended Credit Agreement and $0 of outstanding borrowings of Revolving Loans under the Amended Credit Agreement.
The above description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the Amendment and the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference. The representations and warranties contained in the Amendment were made only for purposes of that amendment and as of the dates specified therein; were solely for the benefit of certain parties to the Amendment; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company, Shift4, LLC and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits

No.	Description
10.1
Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement, dated as of July 8, 2026, by and among Shift 4, LLC, the Subsidiary Guarantors, the lenders and other financial institutions party thereto, and Goldman Sachs Bank USA, as Administrative Agent. (Filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2026

SHIFT4 PAYMENTS, INC.

By:	/s/ Jordan Frankel
Name:	Jordan Frankel
Title:	Chief Legal Officer